UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2019

SYNNEX CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44201 Nobel Drive Fremont, California		94538
(Address of Principal Executive Offices)		(Zip Code)

(510) 656-3333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

SYNNEX held an Annual Meeting of Stockholders on March 15, 2019, at which the following occurred:

Proposal 1: Election of eleven directors to hold office until the 2020 Annual Meeting of Stockholders:

ELECTION OF DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Kevin Murai	44,724,750	384,071	3,025,790
Dwight Steffensen	44,576,543	532,278	3,025,790
Dennis Polk	44,933,801	175,020	3,025,790
Fred Breidenbach	44,613,786	495,035	3,025,790
Hau Lee	43,982,351	1,126,470	3,025,790
Matthew Miau	28,739,013	16,369,808	3,025,790
Gregory Quesnel	44,516,120	592,701	3,025,790
Ann Vezina	45,060,476	48,345	3,025,790
Thomas Wurster	44,929,352	179,469	3,025,790
Duane Zitzner	44,917,757	191,064	3,025,790
Andrea Zulberti	45,060,257	48,564	3,025,790

Proposal 2: The advisory vote to approve SYNNEX' executive compensation was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
44,263,178	807,851	37,788	3,025,794

Proposal 3: The vote to ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as SYNNEX' independent registered public accountants was as follows:

FOR	AGAINST	ABSTAIN
47,909,683	190,031	34,897

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2019

SYNNEX CORPORATION

By:	/s/ Simon Y. Leung
Simon Y. Leung
Senior Vice President, General Counsel and Corporate Secretary